Exhibit 99.1

Investor Relations Contact:
Keith Terreri	Joele Frank / Dan Katcher / Jamie Moser
Vice President — Finance & Treasurer	Joele Frank, Wilkinson Brimmer Katcher
214-571-4641	212-355-4449
investor_relations@metropcs.com
MetroPCS Reports Quarterly Consolidated Adjusted EBITDA of $184 Million
Third Quarter 2007 Highlights Include:
•	Launch of service in the Los Angeles market provides additional platform for growth

•	Adjusted EBITDA of $184 million, an increase of 70% over third quarter of 2006

•	Quarterly service revenue of $489 million, an increase of approximately 47% over third quarter of 2006

•	Increased Core Market penetration to 11.3% from 9.8% over the last twelve months

•	Increased Expansion Market penetration to 6.9% excluding Los Angeles, and 4.1% including Los Angeles, over the last twelve months
DALLAS (November 14, 2007) — MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of unlimited wireless communications service for a flat rate with no signed contract, today announced financial and operational results for the quarter ended September 30, 2007. MetroPCS reported third quarter 2007 growth in Consolidated Adjusted EBITDA of 70% over the third quarter of 2006.
For the third quarter of 2007, MetroPCS reported total revenues of $557 million, an increase of 41% over the third quarter of 2006 and income from operations of $133 million, an increase of 92% when compared to the third quarter of 2006. During the third quarter of 2007, MetroPCS generated net income of $53 million versus $29 million for the third quarter of 2006, representing an increase of 81%. Diluted net income per common share for the third quarter of 2007 was $0.15 per common share compared to $0.08 per share for the third quarter of 2006.
“We are pleased with this quarter’s results, highlighted by strong year-over-year Adjusted EBITDA growth and the addition of approximately 114 thousand subscribers. It is noteworthy to point out that we’ve added these subscribers during our third quarter, which historically has been one of our seasonally slowest quarters characterized by lower net additions and higher churn. In the past twelve months, we have grown our subscriber base by over one million subscribers, and grown our quarterly EBITDA by over 70%,” said Roger D. Linquist, MetroPCS’ Chairman of the Board and Chief Executive Officer. “We firmly believe that customers want to get the most value for their dollar and our unlimited fixed-price service offers a compelling value proposition. Our focus on effectively managing our costs while growing our business enables us to deliver high cash flow margins within a competitive industry.”
Thomas C. Keys, MetroPCS’ President and Chief Operating Officer commented, “We recently launched service in Los Angeles, which represents the second largest metropolitan area in the United States. At launch, our service covered a densely populated area of approximately 11 million, with an ideal demographic of young, mobile, and communication intensive consumers for our unlimited fixed price wireless service; we believe it represents a significant source of future subscriber growth for MetroPCS. In addition to Los Angeles, we also have a number of exciting market opportunities ahead of us including New York, Boston, Philadelphia and Las Vegas, which we expect will contribute to our continued growth.”
Key Consolidated Financial and Operating Metrics
(in millions, except percentages, per share and subscriber amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Service revenues	$489	$333	$1,408	$916
Total revenues	$557	$396	$1,644	$1,094
Income from operations	$133	$69	$368	$171
Net income	$53	$29	$148	$71
Diluted net income per common share	$0.15	$0.08	$0.43	$0.19
Consolidated Adjusted EBITDA(1)	$184	$108	$514	$285
Consolidated Adjusted EBITDA as a percentage of service revenues	37.7%	32.5%	36.5%	31.1%

ARPU(1)	$42.77	$42.78	$43.22	$42.91
CPGA(1)	$125.92	$120.29	$118.99	$116.56
CPU(1)	$17.81	$19.15	$18.11	$19.65
Churn-Average Monthly Rate	5.2%	5.0%	4.7%	4.7%

Consolidated Subscribers
End of Period	3,664,218	2,616,532	3,664,218	2,616,532
Net Additions	114,302	197,623	723,232	691,911

(1)	- For a reconciliation of Non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included at the end of this release.
Consolidated Comparison of Quarter Ended September 2007 versus Quarter Ended September 2006
MetroPCS reported a 47% increase in service revenues of $489 million that was primarily attributable to the net addition of over 1 million subscribers since the third quarter of 2006. Equipment revenues increased by $4 million, or 7%, for the quarter primarily as a result of increases in the equipment revenues for the Expansion Markets, partially offset by a decrease in Core Markets equipment revenues.
Income from operations increased $64 million, or 92%, for the quarter ended September 30, 2007 as compared to the prior year’s quarter. This was due in part to an increase in total revenues of $161 million, which was offset by a higher cost of service of $50 million and higher cost of equipment of $13 million. The increase in cost of service was primarily related to the increase in total subscribers, the expansion of the Tampa/Sarasota region to include Orlando during 2006 as well as the launch of service in the Los Angeles metropolitan area in September 2007. Cost of equipment increased primarily as a result of an increase in gross additions. Selling, general and administrative expenses increased $24 million for the quarter primarily related to supporting the company’s continued growth in both the Core and Expansion Markets. Depreciation and amortization increased by $9 million for the quarter due to a larger amount of property, plant and equipment in service, primarily within the Expansion Markets. Consolidated Adjusted EBITDA of $184 million increased $76 million when compared to the same period in the previous year.
Average revenue per user (ARPU) of $42.77 was essentially unchanged when compared to the third quarter of 2006. The company’s cost per gross addition (CPGA) of $125.92 for the quarter represents an increase of $5.63 when compared to the prior year’s third quarter and continues to be among the lowest in the wireless industry. The reduction in the cost per user (CPU) of 7% from the third quarter of

2006 demonstrates the company’s ability to scale the business and generate substantial operating cash flow.
Core Markets Segment Results
(in millions, except percentages and subscriber amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Service revenues	$358	$285	$1,052	$831
Total revenues	$407	$336	$1,220	$980
Income from operations	$141	$99	$394	$270
Adjusted EBITDA(1)	$171	$128	$489	$364
Adjusted EBITDA as a percentage of service revenues	47.7%	45.0%	46.5%	43.9%

Subscribers
End of Period	2,578,019	2,174,264	2,578,019	2,174,264
Net Additions	35,729	55,096	277,061	302,599

(1)	- For a reconciliation of Non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included at the end of this release.
Core Markets Comparison of Quarter Ended September 2007 versus Quarter Ended September 2006
The Core Markets have continued to grow and ended the quarter with approximately 2.6 million subscribers, an increase of 1.5% in penetration of covered population over the third quarter of 2006. The additional 404 thousand subscribers acquired since September 30, 2006, generated an additional $73 million of service revenue for the quarter ended September 30, 2007 when compared to third quarter of 2006. Sales of lower-priced handset models, offset by an increase in gross additions, resulted in a $3 million decrease in equipment revenues for the quarter.
Income from operations increased $42 million, or 42%, for the quarter ended September 30, 2007 as compared to the third quarter of 2006. This increase was due in part to growth in total revenues of $71 million which was offset by a higher cost of service of $25 million due to growth in our Core Markets subscriber base and the deployment of additional network infrastructure over the past twelve months. Cost of equipment in the quarter was essentially unchanged from the third quarter of 2006 due to the sale of lower priced handsets offset by higher gross additions.

Expansion Markets Segment Results
(in millions, except percentages and subscriber amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Service revenues	$131	$48	$356	$85
Total revenues	$150	$60	$424	$114
Loss from operations	$(6)	$(29)	$(22)	$(97)
Adjusted EBITDA (Deficit)(1)	$13	$(20)	$25	$(79)
Adjusted EBITDA as a percentage of service revenues	10.3%	n/m	7.0%	n/m

Subscribers
End of Period	1,086,199	442,268	1,086,199	442,268
Net Additions	78,573	142,527	446,171	389,312

(1)	- For a reconciliation of Non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included at the end of this release.
Expansion Markets Comparison of Quarter Ended September 2007 versus Quarter Ended September 2006
The Expansion Markets’ rapid growth of subscribers surpassed the 1 million subscriber milestone during the third quarter of 2007. The additional 644 thousand subscribers that were acquired since September 30, 2006, generated an additional $83 million of service revenue for the quarter ended September 30, 2007 when compared to the third quarter of 2006. An increase in gross additions and sales of higher priced handset models resulted in an increase in equipment revenues of $7 million for the quarter.
Loss from operations decreased $23 million, or 80% for the quarter ended September 30, 2007 as compared to the third quarter of 2006. This was in part due to the increase in total revenues of $90 million which was offset by a higher cost of service of $25 million and higher cost of equipment of $14 million, which were related primarily to growth in the Expansion Markets’ subscriber base and the sale of new handsets to existing subscribers, respectively. Higher selling, general and administrative expenses of $22 million were primarily the result of supporting Expansion Market subscriber growth of 145% since September 30, 2006 as well as expenses incurred in relation to the launch of service in the Los Angeles metropolitan area in September 2007 as well as build-out expenses related to the New York, Philadelphia, Boston and Las Vegas metropolitan areas (the “AWS Markets”). The Expansion Markets generated an Adjusted EBITDA of $13 million for the quarter versus an Adjusted EBITDA deficit of $20 million for the same quarter a year ago.
Operational and Financial Outlook
MetroPCS continues to experience solid growth in its Core and Expansion Markets, and expects this growth to continue. At the same time, MetroPCS is seeing signs of an economic slowdown that could result in a 20% - 30% reduction in net additions during the fourth quarter of 2007. MetroPCS’ no contract model makes our churn and net additions, a sensitive early indicator of economic trends. We believe economic slowdowns facilitate an increase in our market penetration rates as consumers look for compelling value propositions. With no subscriber bad debt exposure and a low cost structure, MetroPCS is well positioned in a difficult economy to continue its aggressive customer acquisition. Additionally, over 85% of MetroPCS’ customers use the company’s services as their primary telephone service, and the company believes these customers are less likely to discontinue service even in an economic slowdown. MetroPCS’ unlimited no contract offering is well designed for wireline replacement, which will become more important regardless of economic conditions.

For the year ended December 31, 2008, MetroPCS currently expects net subscriber additions to be in the range of 1.25 million to 1.52 million on a consolidated basis, with 250 thousand to 320 thousand in the Core Markets and 1.0 million to 1.2 million in the Expansion Markets, which includes 75 thousand to 125 thousand in the AWS Markets. The company currently expects Consolidated Adjusted EBITDA to be in the range of $750 - $850 million for the year ended December 31, 2008 which is inclusive of an Adjusted EBITDA loss in the range of $125 - $175 million in the AWS Markets.
MetroPCS currently expects to incur in the range of $1.1 billion to $1.3 billion in capital expenditures for the year ended December 31, 2008 in its Core and Expansion Markets, which includes $600 million to $700 million in its AWS markets.
The company currently plans to focus on building out approximately 40 million of the total population in its Auction 66 Markets with a primary focus on the New York, Philadelphia, Boston and Las Vegas metropolitan areas. MetroPCS anticipates launching service in these areas as follows:
•	Las Vegas — second quarter of 2008

•	Philadelphia — fourth quarter of 2008

•	Boston — first quarter of 2009

•	New York — first or second quarter of 2009
Of the approximate 40 million total population in these areas, MetroPCS is targeting launch of operations with an initial covered population of approximately 30 to 32 million. Initial launch dates will vary in the Auction 66 Markets and launch dates in the larger metropolitan areas may be accomplished in phases.
MetroPCS Conference Call Information
MetroPCS Communications, Inc. will host a conference call to discuss its 2007 Third Quarter Earnings Results at 9 a.m. (ET) on Wednesday, November 14, 2007.

Date:	Wednesday, November 14, 2007
Time:	9 a.m. (ET)
Call-in Numbers:	Toll free: 877-715-5318
International:	973-582-2852
Participant Passcode:	9357882
Please plan on accessing the conference call ten minutes prior to the start time.
The conference call will be broadcast live via the Company’s Investor Relations website at http://investor.metropcs.com. A replay of the webcast will be available on the website beginning at approximately 12:30 p.m. (ET) on November 14, 2007.
A replay of the call will be available for two weeks starting shortly after the conference call concludes and can be accessed by dialing 877-519-4471 (toll free) or 973-341-3080 (International). The passcode required to listen to the replay is 9357882.
To automatically receive MetroPCS financial news by email, please visit the Investor Relations portion of the MetroPCS website, http://www.metropcs.com, and subscribe to E-mail Alerts.
About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat rate with no signed contract. MetroPCS owns or has access to licenses covering a population of approximately 140 million people in 14 of the top 25 largest metropolitan areas in the United States, including New York, Philadelphia, Boston, Miami, Orlando, Sarasota, Tampa, Atlanta, Dallas, Detroit, Las Vegas, Los Angeles, San Francisco and Sacramento. As of September 30, 2007, MetroPCS has over 3.6 million subscribers and offers service in the Miami, Orlando, Sarasota, Tampa, Atlanta, Dallas, Detroit, Los Angeles, San Francisco, and Sacramento metropolitan areas. MetroPCS is among the first wireless operators to deploy or use an all-digital network based on third-generation infrastructure and handsets. For more information please visit www.metropcs.com.
Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.
These forward-looking statements or projections are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements or projections are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:
•	the highly competitive nature of our industry;

•	the rapid technological changes in our industry;

•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to sustain the growth rates we are projecting;

•	our ability to access the funds necessary to build and operate our Auction 66 Markets;

•	the costs associated with being a public company and our ability to comply with the internal financial and disclosure control and reporting obligations of public companies;

•	our ability to manage our rapid growth, train additional personnel and improve our financial and disclosure controls and procedures;

•	our ability to secure the necessary spectrum and network infrastructure equipment;

•	our ability to clear the Auction 66 Market spectrum of incumbent licensees;

•	our ability to adequately enforce or protect our intellectual property rights;

•	governmental regulation of our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management; and

•	other factors described or referenced from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2006, in Part I, Item 1A, “Risk Factors” and our subsequently filed reports on Form 10-Q.
The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements and projections, which are based on current expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement or projection to reflect events after the date of this release, except as required by law.

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)
(Unaudited)

	September 30,	December 31,
	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$1,464,260	$161,498
Short-term investments	242,179	390,651
Restricted short-term investments	—	607
Inventories, net	96,090	92,915
Accounts receivable (net of allowance for uncollectible accounts of $2,562 and $1,950 at September 30, 2007 and December 31, 2006, respectively)	34,362	28,140
Prepaid expenses	53,382	33,109
Deferred charges	30,449	26,509
Deferred tax asset	815	815
Other current assets	27,837	24,283

Total current assets	1,949,374	758,527
Property and equipment, net	1,669,175	1,256,162
Long-term investments	—	1,865
FCC licenses	2,072,895	2,072,885
Microwave relocation costs	9,749	9,187
Other assets	63,987	54,496

Total assets	$5,765,180	$4,153,122

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$410,527	$325,681
Current maturities of long-term debt	16,000	16,000
Deferred revenue	108,258	90,501
Other current liabilities	3,860	3,447

Total current liabilities	538,645	435,629
Long-term debt, net	2,990,778	2,580,000
Deferred tax liabilities	269,006	177,197
Deferred rents	28,615	22,203
Redeemable minority interest	4,775	4,029
Other long-term liabilities	40,311	26,316

Total liabilities	3,872,130	3,245,374
COMMITMENTS AND CONTINGENCIES SERIES D CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 4,000,000 shares designated at December 31, 2006, 0 and 3,500,993 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively; Liquidation preference of $447,388 at December 31, 2006	—	443,368
SERIES E CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 500,000 shares designated at December 31, 2006, 0 and 500,000 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively; Liquidation preference of $54,019 at December 31, 2006	—	51,135
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized, 4,000,000 of which were designated as Series D Preferred Stock and 500,000 of which were designated as Series E Preferred Stock at December 31, 2006; no shares of preferred stock other than Series D & E Preferred Stock (presented above) issued and outstanding at September 30, 2007 and December 31, 2006	—	—
Common Stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 346,919,900 and 157,052,097 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	35	16
Additional paid-in capital	1,511,569	166,315
Retained earnings	385,561	245,690
Accumulated other comprehensive (loss) income	(4,115)	1,224

Total stockholders’ equity	1,893,050	413,245

Total liabilities and stockholders’ equity	$5,765,180	$4,153,122

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share information)
(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES:
Service revenues	$489,131	$332,920	$1,407,988	$916,179
Equipment revenues	67,607	63,196	236,612	177,592

Total revenues	556,738	396,116	1,644,600	1,093,771

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $40,247, $33,315, $112,073 and $87,602, shown separately below)	163,671	113,524	471,233	313,510
Cost of equipment	131,179	117,982	437,925	330,898
Selling, general and administrative expenses (excluding depreciation and amortization expense of $5,246, $3,296, $13,923 and $8,585, shown separately below)	84,496	60,220	240,150	171,921
Depreciation and amortization	45,493	36,611	125,996	96,187
(Gain) loss on disposal of assets	(1,239)	(1,615)	1,419	10,763

Total operating expenses	423,600	326,722	1,276,723	923,279

Income from operations	133,138	69,394	367,877	170,492

OTHER EXPENSE (INCOME):
Interest expense	54,574	24,811	152,718	67,408
Accretion of put option in majority-owned subsidiary	254	203	746	564
Interest and other income	(23,317)	(4,386)	(44,968)	(15,106)
Impairment loss on investment securities	15,007	—	15,007	—
Gain on extinguishment of debt	—	—	—	(244)

Total other expense	46,518	20,628	123,503	52,622

Income before provision for income taxes	86,620	48,766	244,374	117,870

Provision for income taxes	(33,512)	(19,500)	(96,820)	(47,245)

Net income	53,108	29,266	147,554	70,625

Accrued dividends on Series D Preferred Stock	—	(5,295)	(6,499)	(15,711)
Accrued dividends on Series E Preferred Stock	—	(756)	(929)	(2,244)
Accretion on Series D Preferred Stock	—	(118)	(148)	(355)
Accretion on Series E Preferred Stock	—	(85)	(107)	(254)

Net income applicable to Common Stock	$53,108	$23,012	$139,871	$52,061

Net income	$53,108	$29,266	$147,554	$70,625
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities, net of tax	3,961	(330)	6,363	(847)
Unrealized (loss) gain on cash flow hedging derivative, net of tax	(9,286)	(335)	(4,157)	896
Reclassification adjustment for gains included in net income, net of tax	(5,016)	(107)	(7,545)	(622)

Comprehensive income	$42,767	$28,494	$142,215	$70,052

Net income per common share:
Basic	$0.15	$0.08	$0.44	$0.19

Diluted	$0.15	$0.08	$0.43	$0.19

Weighted average shares:
Basic	346,844,393	156,003,088	267,545,403	155,672,061

Diluted	356,638,145	159,644,818	276,482,986	159,525,993

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the nine months ended
	September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$147,554	$70,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	125,996	96,187
Provision for uncollectible accounts receivable	30	64
Deferred rent expense	6,582	5,365
Cost of abandoned cell sites	4,876	2,069
Non-cash interest expense	2,657	3,702
Loss on disposal of assets	1,419	10,763
Gain on extinguishment of debt	—	(244)
Gain on sale of investments	(8,523)	(1,875)
Accretion of asset retirement obligation	899	469
Accretion of put option in majority-owned subsidiary	746	564
Impairment loss on investment securities	15,007	—
Deferred income taxes	95,257	41,792
Stock-based compensation expense	18,971	7,750
Changes in assets and liabilities:
Inventories	(3,348)	(220)
Accounts receivable	(6,252)	(7,542)
Prepaid expenses	(10,268)	(7,365)
Deferred charges	(3,941)	(8,172)
Other assets	(16,057)	(2,974)
Accounts payable and accrued expenses	49,584	49,121
Deferred revenue	17,785	22,055
Other liabilities	1,476	2,554

Net cash provided by operating activities	440,450	284,688

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(525,701)	(453,864)
Change in prepaid purchases of property and equipment	(9,523)	2,427
Proceeds from sale of property and equipment	604	2,548
Cash used in business acquisitions	(669)	—
Purchase of investments	(3,358,427)	(737,088)
Proceeds from sale of investments	3,501,457	900,189
Change in restricted cash and investments	294	(3,291)
Purchases of FCC licenses	—	(176)
Deposit to FCC for licenses	—	(200,000)
Microwave relocation costs	(547)	—

Net cash used in investing activities	(392,512)	(489,255)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	23,021	22,993
Proceeds from bridge credit agreements	—	200,000
Proceeds from 9 1/4% Senior Notes	423,500	—
Proceeds from initial public offering	862,500	—
Debt issuance costs	(3,120)	(15,313)
Cost of raising capital	(44,225)	—
Repayment of debt	(12,000)	(2,446)
Proceeds from minority interest in majority-owned subsidiary	—	2,000
Proceeds from exercise of stock options	5,148	889

Net cash provided by financing activities	1,254,824	208,123

INCREASE IN CASH AND CASH EQUIVALENTS	1,302,762	3,556
CASH AND CASH EQUIVALENTS, beginning of period	161,498	112,709

CASH AND CASH EQUIVALENTS, end of period	$1,464,260	$116,265

Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, and cost per user, or CPU, are non-GAAP financial measures utilized by the Company’s management to judge the Company’s ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company’s operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile non-GAAP financial measures with the Company’s financial statements presented in accordance with GAAP.
ARPU — The Company utilizes ARPU to evaluate per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of activation revenues, as these amounts are a component of costs of acquiring new customers and are included in the calculation of CPGA. ARPU is also calculated exclusive of E-911, FUSF and vendor’s compensation charges, as these are generally pass through charges that the Company collects from its customers and remits to the appropriate government agencies.
Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table shows the calculation of ARPU for the periods indicated.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
	(in thousands, except average number
	of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$489,131	$332,920	$1,407,988	$916,179
Less:
Activation revenues	(2,995)	(2,123)	(8,137)	(6,026)
E-911, FUSF and vendor’s compensation charges	(25,215)	(9,512)	(71,206)	(29,222)

Net service revenues	$460,921	$321,285	$1,328,645	$880,931
Divided by: Average number of customers	3,592,045	2,503,423	3,416,036	2,281,261

ARPU	$42.77	$42.78	$43.22	$42.91

CPGA — The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover customer acquisition costs. This measure also allows management to compare the Company’s average acquisition costs per new customer to those of other wireless broadband PCS providers. Activation revenues and equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
	(in thousands, except gross customer
	additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$35,625	$26,062	$99,096	$72,796
Less: Activation revenues	(2,995)	(2,123)	(8,137)	(6,026)
Less: Equipment revenues	(67,607)	(63,196)	(236,612)	(177,592)
Add: Equipment revenue not associated with new customers	31,590	28,802	107,492	80,571
Add: Cost of equipment	131,179	117,982	437,925	330,898
Less: Equipment costs not associated with new customers.	(43,254)	(38,259)	(142,218)	(108,292)

Gross addition expenses	$84,538	$69,268	$257,546	$192,355
Divided by: Gross customer additions	671,379	575,820	2,164,511	1,650,282

CPGA	$125.92	$120.29	$118.99	$116.56

CPU — CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)) exclusive of E-911, FUSF and vendor’s compensation charges, divided by the sum of the average monthly number of customers during such period. CPU does not include any depreciation and amortization expense. Management uses CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company’s business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. We believe investors use CPU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless providers. Other wireless carriers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
	(in thousands, except average number
	of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$163,671	$113,524	$471,233	$313,510
Add: General and administrative expense	48,871	34,158	141,054	99,125
Add: Net loss on equipment transactions unrelated to initial customer acquisition	11,664	9,457	34,726	27,721
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(7,107)	(3,781)	(18,971)	(7,750)
Less: E-911, FUSF and vendor’s compensation revenues	(25,215)	(9,512)	(71,206)	(29,222)

Total costs used in the calculation of CPU	$191,884	$143,846	$556,836	$403,384
Divided by: Average number of customers	3,592,045	2,503,423	3,416,036	2,281,261

CPU	$17.81	$19.15	$18.11	$19.65

The Company’s senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS Communications, Inc. minus interest and other income and non-cash items increasing consolidated net income. The Company considers Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to the Company’s ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. The Company presents Adjusted EBITDA because covenants in its senior secured credit facility contain ratios based on this measure. If the Company’s Adjusted EBITDA were to decline below certain levels, covenants in the Company’s senior secured credit facility that are based on Adjusted EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under the Company’s senior secured credit facility. The Company’s maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under the senior secured credit facility use the senior secured leverage ratio to measure the Company’s ability to meet its obligations on its senior secured debt by comparing the total amount of such debt to its Adjusted EBITDA, which the Company’s lenders use to estimate its cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by the senior secured credit facility. Adjusted EBITDA is not a measure calculated in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful than cash flows from operating activities, as determined in accordance with GAAP.
The following table shows the calculation of our consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, for the three and nine months ended September 30, 2007 and 2006.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
	(in thousands)
Calculation of Consolidated Adjusted EBITDA:
Net income	$53,108	$29,266	$147,554	$70,625
Adjustments:
Depreciation and amortization	45,493	36,611	125,996	96,187
(Gain) loss on disposal of assets	(1,239)	(1,615)	1,419	10,763
Stock-based compensation expense (1)	7,107	3,781	18,971	7,750
Interest expense	54,574	24,811	152,718	67,408
Accretion of put option in majority-owned subsidiary (1)	254	203	746	564
Interest and other income	(23,317)	(4,386)	(44,968)	(15,106)
Impairment loss on investment securities	15,007	—	15,007	—
Gain on extinguishment of debt	—	—	—	(244)
Provision for income taxes	33,512	19,500	96,820	47,245

Consolidated Adjusted EBITDA	$184,499	$108,171	$514,263	$285,192

(1)	Represents a non-cash expense, as defined by our senior secured credit facility.

In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, to cash flows from operating activities for the three and nine months ended September 30, 2007 and 2006.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$173,141	$85,620	$440,450	$284,688
Adjustments:
Interest expense	54,574	24,811	152,718	67,408
Non-cash interest expense	(608)	(2,926)	(2,657)	(3,702)
Interest and other income	(23,317)	(4,386)	(44,968)	(15,106)
Recovery of (provision for) uncollectible accounts receivable	(7)	47	(30)	(64)
Deferred rent expense	(2,316)	(1,989)	(6,582)	(5,365)
Cost of abandoned cell sites	(1,044)	(1,431)	(4,876)	(2,069)
Accretion of asset retirement obligation	(327)	(171)	(899)	(469)
Gain on sale of investments	6,282	607	8,523	1,875
Provision for income taxes	33,512	19,500	96,820	47,245
Deferred income taxes	(33,100)	(15,296)	(95,257)	(41,792)
Changes in working capital	(22,291)	3,785	(29,979)	(47,457)

Consolidated Adjusted EBITDA	$184,499	$108,171	$514,263	$285,192

The following table reconciles segment Adjusted EBITDA (deficit) for the three and nine months ended September 30, 2007 and 2006 to consolidated income before provision for income taxes:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
	(in thousands)
Segment Adjusted EBITDA (Deficit):
Core Markets Adjusted EBITDA	$170,983	$128,283	$489,175	$364,585
Expansion Markets Adjusted EBITDA (Deficit)	13,516	(20,112)	25,088	(79,393)

Total	184,499	108,171	514,263	285,192
Depreciation and amortization	(45,493)	(36,611)	(125,996)	(96,187)
Gain (loss) on disposal of assets	1,239	1,615	(1,419)	(10,763)
Stock-based compensation expense	(7,107)	(3,781)	(18,971)	(7,750)
Interest expense	(54,574)	(24,811)	(152,718)	(67,408)
Accretion of put option in majority-owned subsidiary.	(254)	(203)	(746)	(564)
Interest and other income	23,317	4,386	44,968	15,106
Impairment loss on investment securities	(15,007)	—	(15,007)	—
Gain on extinguishment of debt	—	—	—	244

Consolidated income before provision for income taxes	$86,620	$48,766	$244,374	$117,870